Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Third Quarter 2019 Financial Results

ATLANTA, October 30, 2019 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2019.

Quarterly Highlights

•	Revenue from continuing operations of $42.3 million, a decrease of $1.0 million from the prior year; revenue decreased 0.5% on a currency adjusted basis

•	Adjusted EBITDA from continuing operations of $5.6 million and net loss from continuing operations of $1.5 million

•	Impact of cost reduction and business line rationalization beginning to positively impact Adjusted EBITDA

•	Establishing guidance for the fourth quarter of 2019 at $46 million to $49 million for revenue and $11.5 million to $13.3 million for Adjusted EBITDA

•	Establishing annual guidance for Adjusted EBITDA in 2020 of $28 million to $30 million

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
Selected Financial Data (dollars in thousands)	2019	2018	% Change	2019	2018	% Change
Revenue
Recovery Audit Services - Americas	$29,987	$28,806	4.1%	$86,295	$83,676	3.1%
Recovery Audit Services - Europe/Asia-Pacific	10,803	12,191	-11.4%	32,398	33,663	-3.8%
Adjacent Services	1,500	2,323	-35.4%	4,375	4,804	-8.9%
Total	$42,290	$43,320	-2.4%	$123,068	$122,143	0.8%
Net (loss) income from continuing operations	(1,542)	2,626	-158.7%	(9,959)	(2,582)	-285.7%
Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	$5,592	$6,433	-13.1%	$10,181	$13,804	-26.2%

“We made significant progress in rationalizing costs during the quarter and scaled back our activity in Adjacent Services given our stated goal of profitability in the fourth quarter. We have substantially completed our planned expense reductions that we began during the second quarter, and these actions have reduced our costs by more than $10 million on an annualized basis. These cost reductions will be more apparent during the fourth quarter and throughout next year. We are also pleased with the continued progress on enhancing our technology platform, which is on track. With respect to our financial performance for the quarter, we experienced revenue headwinds with adverse foreign currency changes, reduced activity in Adjacent Services and slower-than-expected claims conversions at several recovery audit clients,” said Ron Stewart, president and chief executive officer.

“While we are disappointed in our year-to-date financial results, we believe we have made the right course corrections during the year such that we are confident in setting an expectation at this time that we will deliver 2020 Adjusted EBITDA within a range of $28 to $30 million. Furthermore, our guidance for 2020 reflects more conservative assumptions regarding claims generation and conversion in our recovery audit business compared to this year, and continued business line rationalization to improve Adjusted EBITDA and free cash flow from operations,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended September 30, 2019

Consolidated revenue from continuing operations for the third quarter of 2019 was $42.3 million, compared to $43.3 million for the same period in 2018, a decrease of 2.4%. Third quarter 2019 revenue from the Recovery Audit Services segments was $40.8 million compared to $41.0 million in the prior year, and from the Adjacent Services segment was $1.5 million compared to $2.3 million in 2018. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 0.5% in the third quarter of 2019 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the third quarter of 2019 was $25.5 million, or 60.4% of revenue, compared to $26.1 million, or 60.4% of revenue, for the same period in the prior year.

Selling, general and administrative expenses from continuing operations for the third quarter of 2019 were $13.5 million compared to $12.5 million in the prior year period.

Consolidated net loss from continuing operations for the third quarter of 2019 was $1.5 million, or $(0.07) per basic and diluted share, compared to net income of $2.6 million, or $0.11 per basic and diluted share, for the same period in 2018.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the third quarter of 2019 was $5.6 million, or 13.2% of revenue, compared to Adjusted EBITDA of $6.4 million, or 14.8% of revenue, for the third quarter of 2018, a decrease of $0.8 million or 13.1%.

Schedule 3 attached to this press release provides a reconciliation of net loss to each of Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Nine Months Ended September 30, 2019

Consolidated revenue from continuing operations for the nine months ended September 30, 2019 was $123.1 million, compared to $122.1 million for the same period in 2018, an increase of 0.8%. For the nine months ended September 30, 2019, revenue from the Recovery Audit Services segments was $118.7 million compared to $117.3 million in the prior year, and from the Adjacent Services segment was $4.4 million compared to $4.8 million in 2018. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 2.8% for the nine months ended September 30, 2019 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the nine months ended September 30, 2019 was $77.1 million, or 62.6% of revenue, compared to $78.3 million, or 64.1% of revenue, for the same period in the prior year, representing a 1.5% improvement as a percentage of revenue.

Selling, general and administrative expenses from continuing operations for the nine months ended September 30, 2019 were $43.2 million compared to $36.6 million in the prior year period.

Consolidated net loss from continuing operations for the nine months ended September 30, 2019 was $10.0 million, or $(0.44) per basic and diluted share, compared to net loss of $2.6 million, or $(0.12) per basic and diluted share, for the same period in 2018.

Adjusted EBITDA from continuing operations for the nine months ended September 30, 2019 was $10.2 million, or 8.3% of revenue, compared to Adjusted EBITDA of $13.8 million, or 11.3% of revenue, for the same period in 2018, a decrease of $3.6 million or 26.2%.

Schedule 3 attached to this press release provides a reconciliation of net loss to each of EBIT, EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the third quarter of 2019 was $5.7 million, compared to $2.9 million in the third quarter of the prior year, and net cash provided by operating activities was $3.2 million for the nine months ended September 30, 2019, compared to net cash used of $3.4 million in the same period in the prior year.

At September 30, 2019, the Company had unrestricted cash and cash equivalents of $11.1 million, and borrowings of $36.0 million against its $60.0 million revolving credit facility.

Guidance

The Company is establishing guidance for the fourth quarter of 2019 at $46 million to $49 million for revenue and $11.5 million to $13.3 million for Adjusted EBITDA.

For 2020, Adjusted EBITDA is expected to be in the range of $28 million to $30 million.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of September 30, 2019, the Company has repurchased 9.7 million shares. The Company repurchased approximately 0.6 million shares of its outstanding common stock for an aggregate price of $4.2 million in the nine months ended September 30, 2019.

Third Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s third quarter 2019 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 6862128.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through March 31, 2020. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 80% of the top 15 global retailers and over 25% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the effectiveness of the Company’s efforts to improve profitability, revenue and free cash flow and the Company’s expectations regarding its fourth quarter of 2019 financial performance and its 2020 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to execute on its profitability improvement efforts, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Revenue, net	$42,290	$43,320	$123,068	$122,143
Operating expenses:
Cost of revenue	25,539	26,146	77,086	78,332
Selling, general and administrative expenses	13,544	12,521	43,209	36,594
Depreciation of property, equipment and software assets	2,648	1,713	7,232	5,296
Amortization of intangible assets	864	872	2,598	2,524
Acquisition-related adjustment income	(250)	(1,640)	(250)	(1,640)

Total operating expenses	42,345	39,612	129,875	121,106

Operating (loss) income from continuing operations	(55)	3,708	(6,807)	1,037
Foreign currency transaction losses on short-term intercompany balances	905	70	1,034	730
Interest expense, net	376	416	1,441	1,300
Other loss (income)	4	(1)	(4)	16

(Loss) income from continuing operations before income tax	(1,340)	3,223	(9,278)	(1,009)

Income tax expense	202	597	681	1,573

Net (loss) income from continuing operations	$(1,542)	$2,626	$(9,959)	$(2,582)

Discontinued operations:
Income (loss) from discontinued operations	900	(325)	642	(684)
Income tax expense	—	—	—	—

Net income (loss) from discontinued operations	900	(325)	642	(684)
Net (loss) income	$(642)	$2,301	$(9,317)	$(3,266)

Basic (loss) income per common share:
Basic (loss) income from continuing operations	$(0.07)	$0.11	$(0.44)	$(0.12)
Basic income (loss) from discontinued operations	0.04	(0.01)	0.03	(0.02)

Total basic (loss) income per common share	$(0.03)	$0.10	$(0.41)	$(0.14)

Diluted (loss) income per common share:
Diluted (loss) income from continuing operations	$(0.07)	$0.11	$(0.44)	$(0.11)
Diluted income (loss) from discontinued operations	0.04	(0.01)	0.03	(0.03)

Total diluted (loss) income per common share	$(0.03)	$0.10	$(0.41)	$(0.14)

Weighted average common shares outstanding:
Basic	22,770	23,558	22,715	23,142

Diluted	22,770	24,207	22,715	23,142

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$11,131	$13,973
Restricted cash	106	46
Receivables:
Contract receivables, net	37,503	46,865
Employee advances and miscellaneous receivables, net	564	567

Total receivables	38,067	47,432
Prepaid expenses and other current assets	3,689	3,144

Total current assets	52,993	64,595
Property, equipment and software, net	25,247	22,028
Operating lease right-of-use assets	10,037	—
Goodwill	17,477	17,531
Intangible assets, net	12,276	14,945
Deferred income taxes	3,602	3,561
Other assets	1,775	2,169

Total assets	$123,407	$124,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,706	$7,515
Accrued payroll and related expenses	12,068	15,073
Current portion of operating lease liabilities	4,046	—
Refund liabilities	4,130	6,497
Deferred revenue	1,577	2,428
Current portion of long-term debt	25	48
Current portion of business acquisition obligations	—	4,162

Total current liabilities	24,552	35,723
Long-term debt	35,648	21,553
Long-term operating lease liabilities	6,569	—
Refund liabilities	28	100
Deferred income taxes	670	666
Other long-term liabilities	—	458

Total liabilities	67,467	58,500

Shareholders’ equity:
Common stock	232	232
Additional paid-in capital	581,533	582,574
Accumulated deficit	(524,773)	(515,456)
Accumulated other comprehensive income	(1,052)	(1,021)

Total shareholders’ equity	55,940	66,329

Total liabilities and shareholders’ equity	$123,407	$124,829

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net (Loss) Income to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net (loss) income to EBIT, EBITDA and Adjusted EBITDA:
Net (loss) income	$(642)	$2,301	$(9,317)	$(3,266)
Income tax expense	202	597	681	1,573
Interest expense, net	376	416	1,441	1,300

EBIT	(64)	3,314	(7,195)	(393)
Depreciation of property, equipment and software assets	2,648	1,713	7,232	5,297
Amortization of intangible assets	864	872	2,598	2,524

EBITDA	3,448	5,899	2,635	7,428
Foreign currency transaction (gains) losses on short-term intercompany balances	905	70	1,034	730
Acquisition-related adjustment (income) loss	(250)	(1,640)	(250)	(1,640)
Transformation, severance, and other expenses	1,858	439	3,835	2,428
Other loss (income)	4	(1)	(4)	16
Stock-based compensation	527	1,341	3,573	4,159

Adjusted EBITDA	$6,492	$6,108	$10,823	$13,121

Adjusted EBITDA from continuing operations	$5,592	$6,433	$10,181	$13,804

Adjusted EBITDA from discontinued operations	$900	$(325)	$642	$(683)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net (loss) income	$(642)	$2,301	$(9,317)	$(3,266)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	3,512	2,585	9,830	7,820
Amortization of deferred loan costs	4	21	121	53
Deferred income taxes	4	—	4	169
Stock-based compensation expense	527	1,341	3,573	4,159
Changes in fair value of contingent consideration	(250)	(1,640)	(250)	(1,640)
Foreign currency transaction losses on short-term intercompany balances	905	70	1,034	730
Long-term incentive compensation payout	—	(998)	—	(6,378)
Decrease in receivables	3,605	668	9,347	550
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	269	(613)	(7,631)	(6,222)
Other, primarily changes in assets and liabilities	(2,282)	(792)	(3,503)	596

Net cash provided by (used in) operating activities	5,652	2,943	3,208	(3,429)

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(4,039)	(2,572)	(11,679)	(7,899)
Business acquisition, net of cash acquired	—	—	—	19

Net cash used in investing activities	(4,039)	(2,572)	(11,679)	(7,880)

Cash flows from financing activities:
Net borrowings under line of credit	3,000	—	14,400	4,000
Payment of earnout liability related to business acquisitions	(3,750)	—	(4,229)	(4,000)
Payment of deferred loan costs	—	—	(394)	—
Repurchases of common stock	(1,984)	—	(4,212)	—
Other, net	(10)	884	(539)	2,841

Net cash (used in) provided by financing activities	(2,744)	884	5,026	2,841

Effect of exchange rates on cash and cash equivalents	718	(552)	663	187

Net change in cash, cash equivalents and restricted cash	(413)	703	(2,782)	(8,281)
Cash, cash equivalents and restricted cash at beginning of period	11,650	9,890	14,019	18,874

Cash, cash equivalents and restricted cash at end of period	$11,237	$10,593	$11,237	$10,593

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2019	2018	Change	2019	2018	Change
Revenue, net
Recovery Audit Services - Americas	$29,987	$28,806	$1,181	$86,295	$83,676	$2,619
Recovery Audit Services - Europe/Asia-Pacific	10,803	12,191	(1,388)	32,398	33,663	(1,265)
Adjacent Services	1,500	2,323	(823)	4,375	4,804	(429)

Total	$42,290	$43,320	$(1,030)	$123,068	$122,143	$925

Cost of revenue
Recovery Audit Services - Americas	$17,201	$17,602	$(401)	$49,140	$52,866	$(3,726)
Recovery Audit Services - Europe/Asia-Pacific	6,661	6,632	29	20,576	20,551	25
Adjacent Services	1,677	1,912	(235)	7,370	4,915	2,455

Total	$25,539	$26,146	$(607)	$77,086	$78,332	$(1,246)

Selling, general and administrative expenses
Recovery Audit Services - Americas	$3,464	$3,058	$406	$10,490	$8,746	$1,744
Recovery Audit Services - Europe/Asia-Pacific	1,801	2,535	(734)	6,553	5,643	910
Adjacent Services	172	569	(397)	1,081	1,423	(342)
Corporate	8,107	6,359	1,748	25,085	20,782	4,303

Total	$13,544	$12,521	$1,023	$43,209	$36,594	$6,615

Acquisition-related adjustments
Corporate	$(250)	$(1,640)	$1,390	$(250)	$(1,640)	$1,390

Total	$(250)	$(1,640)	$1,390	$(250)	$(1,640)	$1,390

Depreciation of property, equipment and software assets
Recovery Audit Services - Americas	$2,191	$1,260	$931	$5,872	$3,876	$1,996
Recovery Audit Services - Europe/Asia-Pacific	176	164	12	520	512	8
Adjacent Services	281	289	(8)	840	908	(68)

Total	$2,648	$1,713	$935	$7,232	$5,296	$1,936

Amortization of intangible assets
Recovery Audit Services - Americas	$437	$445	$(8)	$1,313	$1,218	$95
Recovery Audit Services - Europe/Asia-Pacific	41	37	4	126	136	(10)
Adjacent Services	386	390	(4)	1,159	1,170	(11)

Total	$864	$872	$(8)	$2,598	$2,524	$74

Operating income (loss)
Recovery Audit Services - Americas	$6,694	$6,441	$253	$19,480	$16,970	$2,510
Recovery Audit Services - Europe/Asia-Pacific	2,124	2,823	(699)	4,623	6,821	(2,198)
Adjacent Services	(1,016)	(837)	(179)	(6,075)	(3,612)	(2,463)
Corporate	(7,857)	(4,719)	(3,138)	(24,835)	(19,142)	(5,693)

Total	$(55)	$3,708	$(3,763)	$(6,807)	$1,037	$(7,844)

Adjusted EBITDA from continuing operations
Recovery Audit Services - Americas	$9,976	$8,325	$1,651	$27,697	$22,792	$4,905
Recovery Audit Services - Europe/Asia-Pacific	2,481	3,008	(527)	5,654	8,468	(2,814)
Adjacent Services	(18)	(160)	142	(3,122)	(1,468)	(1,654)
Corporate	(6,847)	(4,740)	(2,107)	(20,048)	(15,988)	(4,060)

Total	$5,592	$6,433	$(841)	$10,181	$13,804	$(3,623)

*

The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents advisory services, spend analytics and supplier information management services.